EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 4, 2005, related to the December 31, 2004, financial statements of SulphCo, Inc., and to the reference to our Firm under the heading “Experts” in the Prospectus.

/s/ Mark Bailey & Company, Ltd.

Reno, Nevada
April 11, 2005

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